                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8 - K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  June 13, 2003
                                                 -------------------------------

                             Jaco Electronics, Inc.
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               (Exact name of registrant as specified in charter)


          New York                    000-05896                11-1978958
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(State or other jurisdiction       (Commission File          (IRS Employer
     of incorporation)                 Number)             Identification No.)

145 Oser Avenue, Hauppauge, New York                             11788
------------------------------------                ----------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (631) 273-5500
                                                   -----------------------------


                                       N/A
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          (Former name or former address, if changed since last report)

         This Amendment No. 1 to the Current Report on Form 8-K originally filed by the registrant on June 26, 2003, in connection with the registrant's June 13, 2003 acquisition of certain assets of the electronics distribution business of Reptron Electronics, Inc., is being filed to amend Item 7 to include the financial information required under Items 7(a) and 7(b).

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On June 13, 2003, pursuant to the terms of an Asset Purchase Agreement dated as of May 19, 2003, as amended by the First Amendment to the Asset Purchase Agreement dated as of June 2, 2003, Jaco Electronics, Inc. (Nasdaq:
JACO), a distributor of electronic components to original equipment manufacturers, purchased certain assets of the electronics distribution business of Reptron Electronics, Inc. (Nasdaq: REPT), a Florida corporation ("Reptron"). The assets acquired by Jaco Electronics, Inc. (the "Company") consist primarily of inventory, machinery and equipment, distribution agreements, customer lists and certain intellectual property. The Company secured the assignment of a number of distribution agreements for power supplies, flat panel TFT displays and semiconductors. The total purchase price was approximately $9.2 million, of which approximately $5.6 million was paid in cash and the remaining portion resulted in the Company's assumption of certain liabilities of Reptron. A portion of the purchase price is held in escrow pending the satisfaction of certain conditions. The initial purchase price of approximately $10.4 million was adjusted downward to reflect a reduction in the amount of assets acquired. The terms of the transaction, including the purchase price, were the result of arms length negotiations between the Company and Reptron.

         To finance the acquisition, the Company used cash from its credit facility with its commercial banks, which facility is based principally on eligible accounts receivable and inventories. Borrowings under the credit facility are collateralized by substantially all of the assets of the Company.

         For a period of two years after the closing, Reptron has agreed not to compete with the Company's business. In addition, Reptron's chief executive officer has agreed to similar restrictions.

         The foregoing is merely a summary of the transaction. A copy of the Asset Purchase Agreement, including the First Amendment to the Asset Purchase Agreement, are attached as Exhibits to the Current Report on Form 8-K, which was filed on June 26, 2003.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) The following financial information is hereby filed as part of this Current Report as Exhibit 99.1:

         Financial Statements of Business Acquired

(b) The following financial information is hereby filed as part of this Current Report as Exhibit 99.2:

         Pro Forma Financial Information

         Introduction

         Pro Forma Condensed Consolidated Balance Sheet at March 31, 2003

         Notes to Pro Forma Condensed Consolidated Balance Sheet at March 31,
         2003

         Pro Forma Condensed Consolidated Statement of Operations for the nine months ended March 31, 2003

         Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 2002

         Notes to Pro Forma Condensed Consolidated Statement of Operations for the nine months ended March 31, 2003 and the year ended June 30, 2002

(c)      Exhibits


EXHIBIT
NUMBER        DESCRIPTION
------        -----------
2.1*          Asset Purchase Agreement dated as of May 19, 2003
              by and between the Company and Reptron.

2.2* First Amendment to the Asset Purchase Agreement dated as of June 2, 2003 by and between the Company and Reptron.

99.1          Financial Statements of the Distribution Division of Reptron
              Electronics, Inc. for the years ended December 31, 2000, 2001 and
              2002 and the three months ended March 31, 2002 and 2003.

99.2          Pro Forma Financial Information of the Company and the
              Distribution Division of Reptron Electronics, Inc.

99.8.16*      Amendment to Second Restated and Amended Loan and
              Security Agreement dated June 5, 2003.



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* Previously filed


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      JACO ELECTRONICS, INC.

Date: August 27, 2003                 By: /s/ Jeffrey D. Gash
                                          --------------------------------------
                                             Jeffrey D. Gash,
                                             Executive Vice President

                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION
------               -----------
2.1*                 Asset Purchase Agreement dated as of May 19, 2003
                     by and between the Company and Reptron.

2.2* First Amendment to the Asset Purchase Agreement dated as of June 2, 2003 by and between the Company and Reptron.

99.1                 Financial Statements of the Distribution Division of
                     Reptron Electronics, Inc. for the years ended
                     December 31, 2000, 2001 and 2002 and the three months ended
                     March 31, 2002 and 2003.

99.2                 Pro Forma Financial Information of the Company and the
                     Distribution Division of Reptron Electronics, Inc.

99.8.16*             Amendment to Second Restated and Amended Loan and
                     Security Agreement dated June 5, 2003.



-------------
* Previously filed


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